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                                                                    Exhibit 14.1

                            ALLEGIANCE TELECOM, INC.
                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

All of the officers of Allegiance Telecom, Inc. (the "company") have a duty to try to maximize the value of the company for its stakeholders. The CEO, the CFO, the Senior Vice President, Finance and Accounting and Controller (the company's "Senior Financial Officers") also hold an important and elevated role in corporate governance as they are vested with both the responsibility and authority to protect, and preserve the interests of all of the company's stakeholders in having reliable financial statements and related financial disclosures.. Senior Financial Officers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the enterprise's financial organization and by acting in good faith and in the company's best interests in accordance with the company's Code of Conduct and to the additional provisions of this Code of Ethics.

I.   HONEST AND ETHICAL CONDUCT

     Senior Financial Officers will exhibit and promote honest and ethical conduct through the establishment and operation of policies and procedures that:

        - Encourage and reward professional integrity in all aspects of the financial organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the financial organization or the enterprise itself.

        - Promote the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

        - Provide a mechanism for members of the finance organization to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior.

        - Respect the confidentiality of information acquired in the course of work, except when authorized or otherwise legally obligated to disclose such information, and restrict the use of confidential information acquired in the course of work for personal advantage.

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CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
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        - Demonstrate their personal support for such policies and procedures through periodic communication reinforcing these ethical standards throughout the finance organization.

II.  FINANCIAL RECORDS AND PERIODIC REPORTS

     Senior Financial Officers will establish and manage the enterprise transaction and reporting systems and procedures to provide that:

        - Business transactions are properly authorized and accurately and timely recorded on the company's books and records in accordance with Generally Accepted Accounting Principles (GAAP) and established company financial policy.

        - No false or artificial statements or entries for any purpose are made in the company's books and records, financial statements and related communications.

        - The retention or proper disposal of company records shall be in accordance with established records retention policies and applicable legal and regulatory requirements.

        - Periodic financial communications and reports will include full, fair, accurate, timely and understandable disclosure.

III. COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

     Senior Financial Officers will establish and maintain mechanisms to:

        - Educate members of the finance organization about any federal, state or local statute, regulation or administrative procedure that affects the operation of the finance organization and the enterprise generally.

        - Monitor the compliance of the finance organization with any applicable federal, state or local statute, regulation or administrative rule.

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CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
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        - Identify, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local statute or regulation.

IV.  REPORTING OF NON-COMPLIANCE

     Senior Financial Officers will promptly bring to the attention of the Disclosure Committee and to the Audit Committee:

        - Material information that affects the disclosures made by the company in its public filings.

        - Information concerning significant deficiencies in the design or operation of internal controls that could adversely affect the company's ability to record, process, summarize and report financial data.

     Senior Financial Officers will promptly bring to the attention of the General Counsel and to the Audit Committee:

        - Fraud, whether or not material, that involves management or other employees who have a significant role in the company's financial reporting, disclosures or internal controls.

        - Information concerning a violation of this Code or the company's Code of Conduct, including any actual or apparent conflicts of interest between personal and professional relationships, involving management or other employees who have a significant role in the company's financial reporting, disclosures or internal controls.

        - Evidence of a material violation by the company or its employees or agents of applicable laws, rules or regulations.

V.   DISCIPLINARY ACTIONS

     In the event of violation by Senior Financial Officers of this Code or the company's Code of Conduct, the Audit Committee shall recommend appropriate disciplinary and remedial actions.